EXHIBIT 23.5
                                                                   ------------

                            DEGOLYER AND MACNAUGHTON
                            5001 SPRING VALLEY ROAD
                       SUITE 800 EAST DALLAS, TEXAS 75244

                               February 23, 2007





EnCana Corporation.
855 - 2 Street SW Suite 1800
Calgary, Alberta T2P2S5

Ladies and Gentlemen:

         We hereby consent to the incorporation by reference, in the Registration Statement of EnCana Corporation (the "Registrant") on Form S-8, of the Annual Report of the Registrant on Form 40-F, dated February 23, 2007, for the year ended December 31, 2006, which document makes reference to our firm and our report entitled "Appraisal Report as of December 31, 2006 on Certain Properties owned by EnCana Oil & Gas USA Inc. SEC Case", evaluating a portion of the Registrant's petroleum and natural gas reserves as of December 31, 2006


                                                   Very truly yours,

                                                   /s/ DeGolyer and MacNaughton

                                                   DeGOLYER and MacNAUGHTON